UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2021

AMERISERV FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-11204	25-1424278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Main & Franklin Streets Johnstown, Pennsylvania	15901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (814) 533-5300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2021, AmeriServ Financial, Inc. (the "Company"), the holding company for AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company, entered into Subordinated Note Purchase Agreements (the "Agreements") with certain institutional and accredited investors (collectively, the "Purchasers") and, pursuant to the Agreements, issued to the Purchasers $27.0 million in aggregate principal amount of its 3.75% Fixed-to-Floating Rate Subordinated Notes due 2031 (the "Notes"). The Notes were offered and sold in a private placement transaction in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

The Company intends to use the net proceeds from the issuance and sale of the Notes for redemption of existing debt and general corporate purposes. The Notes are intended to qualify at the holding company level as Tier 2 capital under the capital guidelines of the Board of Governors of the Federal Reserve System.

The Notes, which mature on September 1, 2031, bear interest at a fixed annual rate of 3.75% for the period from and including the issue date to but excluding September 1, 2026 (the "Fixed Interest Rate Period"). From and including September 1, 2026 until redemption or maturity (the "Floating Interest Rate Period"), the interest rate will adjust to a floating rate equal to the rate per annum, reset quarterly, equal to the then-current 90-day secured overnight financing rate (SOFR) plus 3.11%. The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly in arrears during the Floating Interest Rate Period. The Notes constitute unsecured and subordinated obligations of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors. Subject to limited exceptions, the Company cannot redeem the Notes before September 1, 2026. The Agreements and Notes contain customary subordination provisions and events of default.

The foregoing description of the Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements and the form of Notes, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein into this Item 7.01 is an investor presentation that the Company delivered to potential investors on a confidential basis. As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:

4.1	Form of 3.75% Fixed-to-Floating Subordinated Note due 2031 of AmeriServ Financial, Inc. (included as Exhibit A to Exhibit 10.1 and incorporated herein by reference).
10.1	Form of Subordinated Note Purchase Agreement, dated as of August 26, 2021, by and between AmeriServ Financial, Inc. and several Purchasers.
99.1	Investor Presentation.
99.2	Press release, dated August 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: August 30, 2021	By:	/s/ Jeffrey A. Stopko

Jeffrey A. Stopko
President and Chief Executive Officer